         EXHIBIT 4.1

         Barclays
         Global
         Investors




         Gerber Scientific, Inc. and
         Participating Subsidiaries
         401(k) Maximum Advantage Program
         and Trust Agreement

         Amended and Restated
         Effective January 1, 1997

                               TABLE OF CONTENTS


1        DEFINITIONS.......................................................   1
         -----------

2        ELIGIBILITY.......................................................  10
         -----------
         2.1       Eligibility.............................................  10
         2.2       Ineligible Employees....................................  10
         2.3       Ineligible, Terminated or Former Participants...........  10

3        PARTICIPANT CONTRIBUTIONS.........................................  11
         -------------------------
         3.1       Pre-Tax Contribution Election...........................  11
         3.2       After-Tax Contribution Election.........................  11
         3.3       Changing a Contribution Election........................  11
         3.4       Revoking and Resuming a Contribution Election...........  11
         3.5       Contribution Percentage Limits..........................  12
         3.6       Refunds When Contribution Dollar Limit Exceeded.........  12
         3.7       Timing, Posting and Tax Considerations..................  13

4        ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM AND TO OTHER
         ------------------------------------------------------
         QUALIFIED PLANS...................................................  14
         ---------------
         4.1       Rollover Contributions..................................  14
         4.2       Transfers From and To Other Qualified Plans.............  14

5        EMPLOYER CONTRIBUTIONS............................................  15
         ----------------------
         5.1       Matching Contributions..................................  15

6        ACCOUNTING........................................................  16
         ----------
         6.1       Individual Participant Accounting.......................  16
         6.2       Sweep Account is Transaction Account....................  16
         6.3       Trade Date Accounting and Investment Cycle..............  16
         6.4       Accounting for Investment Funds.........................  16
         6.5       Payment of Fees and Expenses............................  16
         6.6       Accounting for Participant Loans........................  17
         6.7       Error Correction........................................  17
         6.8       Participant Statements..................................  18
         6.9       Special Accounting During Conversion Period.............  18
         6.10      Accounts for Alternate Payees...........................  18

7        INVESTMENT FUNDS AND ELECTIONS....................................  19
         ------------------------------
         7.1       Investment Funds........................................  19
         7.2       Responsibility for Investment Choice....................  19
         7.3       Investment Fund Elections...............................  19
         7.4       Default if No Valid Investment Election.................  20
         7.5       Investment Fund Election Change Fees....................  20

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8        VESTING............................................................  21
         -------
         8.1       Fully Vested Accounts....................................  21

9        PARTICIPANT LOANS..................................................  22
         -----------------
         9.1       Participant Loans Permitted..............................  22
         9.2       Loan Application, Note and Security......................  22
         9.3       Spousal Consent..........................................  22
         9.4       Loan Approval............................................  22
         9.5       Loan Funding Limits, Account Sources and Funding Order...  22
         9.6       Maximum Number of Loans..................................  23
         9.7       Source and Timing of Loan Funding........................  23
         9.8       Interest Rate............................................  23
         9.9       Loan Payment.............................................  23
         9.10      Loan Payment Hierarchy...................................  24
         9.11      Repayment Suspension.....................................  24
         9.12      Loan Default.............................................  24
         9.13      Call Feature.............................................  24

10       IN-SERVICE WITHDRAWALS.............................................  25
         ----------------------
         10.1      In-Service Withdrawals Permitted.........................  25
         10.2      In-Service Withdrawal Application and Notice.............  25
         10.3      Spousal Consent..........................................  25
         10.4      In-Service Withdrawal Approval...........................  25
         10.5      Payment Form and Medium..................................  26
         10.6      Source and Timing of In-Service Withdrawal Funding.......  26
         10.7      Hardship Withdrawals.....................................  26
         10.8      After-Tax Account Withdrawals............................  29
         10.9      Rollover Account Withdrawals.............................  29
         10.10     Over Age 59 1/2 Withdrawals..............................  30

11       DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON OF A
         ----------------------------------------------------
         PARTICIPANT'S REQUIRED BEGINNING DATE..............................  31
         -------------------------------------
         11.1      Benefit Information, Notices and Election................  31
         11.2      Spousal Consent..........................................  32
         11.3      Payment Form and Medium..................................  32
         11.4      Distribution of Small Amounts............................  32
         11.5      Source and Timing of Distribution Funding................  33
         11.6      Latest Commencement Permitted............................  33
         11.7      Payment Within Life Expectancy...........................  34
         11.8      Incidental Benefit Rule..................................  34
         11.9      Payment to Beneficiary...................................  34
         11.10     Beneficiary Designation..................................  35
         11.11     QJSA and QPSA Definitions, Information and Elections ....  35

12       ADP AND ACP TESTS..................................................  38
         -----------------
         12.1      Contribution Limitation Definitions......................  38
         12.2      ADP and ACP Tests........................................  40

         12.3      Correction of ADP and ACP Tests..........................  41
         12.4      Multiple Use Test........................................  42
         12.5      Correction of Multiple Use Test..........................  42
         12.6      Adjustment for Investment Gain or Loss...................  42
         12.7      Testing Responsibilities and Required Records............  43
         12.8      Separate Testing.........................................  43

13       MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS.......................  44
         --------------------------------------------
         13.1      "Annual Addition" Defined................................  44
         13.2      Maximum Annual Addition..................................  44
         13.3      Avoiding an Excess Annual Addition.......................  44
         13.4      Correcting an Excess Annual Addition.....................  44
         13.5      Correcting a Multiple Plan Excess........................  45
         13.6      "Defined Benefit Fraction" Defined.......................  45
         13.7      "Defined Contribution Fraction" Defined..................  45
         13.8      Combined Plan Limits and Correction......................  46

14       TOP HEAVY RULES....................................................  47
         ---------------
         14.1      Top Heavy Definitions....................................  47
         14.2      Special Contributions....................................  48
         14.3      Adjustment to Combined Limits for Different Plans........  49

15       PLAN ADMINISTRATION................................................  50
         -------------------
         15.1      Plan Delineates Authority and Responsibility.............  50
         15.2      Fiduciary Standards......................................  50
         15.3      Company is ERISA Plan Administrator......................  50
         15.4      Administrator Duties.....................................  51
         15.5      Advisors May be Retained.................................  51
         15.6      Delegation of Administrator Duties.......................  52
         15.7      Committee Operating Rules................................  52

16       MANAGEMENT OF INVESTMENTS..........................................  53
         -------------------------
         16.1      Trust Agreement..........................................  53
         16.2      Investment Funds.........................................  53
         16.3      Authority to Hold Cash...................................  54
         16.4      Trustee to Act Upon Instructions.........................  54
         16.5      Administrator Has Right to
                   Vote Registered Investment Company Shares................  54
         16.6      Custom Fund Investment Management .......................  54
         16.7      Master Custom Fund.......................................  55
         16.8      Authority to Segregate Assets............................  55
         16.9      Maximum Permitted Investment in Company Stock............  56
         16.10     Participants Have Right to Vote and Tender Company Stock.  56
         16.11     Confidentiality Procedures...............................  56
         16.12     Registration and Disclosure for Company Stock............  57

17       TRUST ADMINISTRATION...............................................  58
         --------------------
         17.1      Trustee to Construe Trust................................  58
         17.2      Trustee To Act As Owner of Trust Assets..................  58
         17.3      United States Indicia of Ownership.......................  58
         17.4      Tax Withholding and Payment..............................  59
         17.5      Trust Accounting.........................................  59
         17.6      Valuation of Certain Assets..............................  59
         17.7      Legal Counsel............................................  60
         17.8      Fees and Expenses........................................  60
         17.9      Trustee Duties and Limitations...........................  60

18       RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION..................  61
         -------------------------------------------------
         18.1      Plan Does Not Affect Employment Rights...................  61
         18.2      Compliance With USERRA...................................  61
         18.3      Limited Return of Contributions..........................  61
         18.4      Assignment and Alienation................................  62
         18.5      Facility of Payment......................................  62
         18.6      Reallocation of Lost Participant's Accounts..............  63
         18.7      Suspension of Certain Plan Provisions
                     During Conversion Period...............................  63
         18.8      Suspension of Certain Plan Provisions During
                     Other Periods..........................................  63
         18.9      Claims Procedure.........................................  63
         18.10     Construction.............................................  64
         18.11     Jurisdiction and Severability............................  64
         18.12     Indemnification by Employer..............................  65

19       AMENDMENT, MERGER, DIVESTITURES AND TERMINATION....................  66
         -----------------------------------------------
         19.1      Amendment................................................  66
         19.2      Merger...................................................  66
         19.3      Divestitures.............................................  66
         19.4      Plan Termination and Complete Discontinuance of
                     Contributions..........................................  67
         19.5      Amendment and Termination Procedures.....................  67
         19.6      Termination of Employer's Participation..................  68
         19.7      Replacement of the Trustee...............................  68
         19.8      Final Settlement and Accounting of Trustee...............  68

APPENDIX A - INVESTMENT FUNDS...............................................  70

APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES..............................  71

APPENDIX C - LOAN INTEREST RATE.............................................  72

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1        DEFINITIONS
         -----------

         When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

         1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold amounts attributable to specific types of Contributions under the Plan and amounts transferred from the Microdynamics Plan and the Cutting Edge Plan:

                   (a) "Pre-Tax Account". An account created to hold amounts attributable to Pre-Tax Contributions and amounts transferred from the Cutting Edge Plan designated as "Salary Deferral Account" amounts thereunder.

                   (b) "Prior Pre-Tax Account". An account created to hold amounts attributable to amounts transferred from the Microdynamics Plan designated as "Pre-Tax Account" amounts thereunder.

                   (c) "After-Tax Account". An account created to hold amounts attributable to After-Tax Contributions.

                   (d) "Rollover Account". An account created to hold amounts attributable to Rollover Contributions and amounts transferred from the Cutting Edge Plan designated as "Rollover Account" amounts thereunder.

                   (e) "Matching Account". An account created to hold amounts attributable to Matching Contributions and amounts transferred from the Cutting Edge Plan designated as "Employer Matching Account" amounts thereunder.

         1.2 "ACP" or "Average Contribution Percentage". The percentage calculated in accordance with Section 12.1.

         1.3 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

         1.4 "ADP" or "Average Deferral Percentage". The percentage calculated in accordance with Section 12.1.

         1.5 "Alternate Payee". Any spouse, former spouse, child or other dependent (as defined in Code section 152) of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion, of the Participant's Account under the Plan.

         1.6 "Annuity Eligible Balance". The vested balance of a Participant's Prior Pre-Tax Account.

         1.7 "Beneficiary". The person or persons who is to receive benefits under the Plan after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11.

         1.8 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.9 "Committee". If applicable, the committee which has been appointed by the Administrator to administer the Plan in accordance with Section 15.6.

         1.10 "Company". Gerber Scientific, Inc. or any successor by merger, purchase or otherwise.

         1.11 "Company Stock". Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

         1.12 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code section 125, 402(e)(3), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i) or 457.

               For purposes of determining benefits under the Plan, Compensation is limited to $150,000 per Plan Year (as adjusted for cost of living increases pursuant to Code sections 401(a)(17) and 415(d)).

               For purposes of determining HCEs and key employees and for Plan Years commencing after December 31, 1997, for purposes of Section 13.2, Compensation for the entire Plan Year shall be used. For purposes of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant and may instead be redefined for any Plan Year by the Administrator in any manner permitted under Code sections 401(k) and (m) and uniformly applied for this purpose for such Plan Year.

         1.13 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in Section 1.1. Specific types of contribution include:

               (a) "Pre-Tax Contribution". An amount contributed by an eligible Participant in conjunction with his or her Code section 401(k) salary deferral election which shall be treated as made by the Employer on the eligible Participant's behalf.

               (b) "After-Tax Contribution". An amount contributed by an
                   eligible Participant on an after-tax basis.

               (c) "Rollover Contribution". An amount contributed by an Eligible
                   Employee which originated from another employer's or an Employer's qualified plan.

               (d) "Matching Contribution". An amount contributed by the
                   Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

               For the calendar year ending December 31, 1997, for purposes of
               Section 3.6, references to Pre-Tax Contributions shall include contributions to the Cutting Edge Plan designated as "Salary Deferral Contributions" thereunder and references to Matching Contributions shall include contributions to the Cutting Edge Plan designated as "Employer Matching Contributions" thereunder.

               For the Plan Year ending December 31, 1997, for purposes of
               Section 12 and Section 13.4, references to Pre-Tax Contributions shall include contributions to the Cutting Edge Plan designated as "Salary Deferral Contributions" thereunder and references to Matching Contributions shall include contributions to the Cutting Edge Plan designated as "Employer Matching Contributions" thereunder.

         1.14 "Contribution Dollar Limit". The annual limit placed on each Participant's Pre-Tax Contributions, which shall be $7,000 per calendar year (as adjusted for cost of living increases pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Pre-Tax Contributions shall include (i) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)) and
               (iv) any elective employer contribution under Code section 408(p)(2)(A)(i).

         1.15 "Conversion Period". The period of converting the prior accounting system of any plan and trust which is merged, in whole or in part, into the Plan and Trust, to the accounting system described in Section 6.

         1.16 "Cutting Edge Plan". The Cutting Edge, Inc. 401(k) Profit Sharing Plan, a qualified profit sharing plan, as described in Code section 401(a), which included a qualified cash or deferred arrangement, as described in Code section 401(k), originally effective January 1, 1994 and merged herein effective March 26, 1997.

         1.17 "Direct Rollover". An Eligible Rollover Distribution that is paid by the Plan directly to an Eligible Retirement Plan for the benefit of a Distributee.

         1.18 "Distributee". A Participant, a Beneficiary (if he or she is the surviving spouse of a Participant) or an Alternate Payee under a QDRO (if he or she is the spouse or former spouse of a Participant).

         1.19 "Effective Date". The date upon which the provisions of this document become effective. This date is January 1, 1997, unless stated otherwise and specifically except that provisions related to Company Stock and the Company Stock Fund are instead effective January 1, 1998 or, if later, as soon as practical after the Administrator has complied with the filing requirements of the Securities Act of 1933. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

         1.20  "Eligible Employee". An Employee of an Employer, except any
               Employee:

               (a) whose compensation and conditions of employment are covered by a collective bargaining agreement to which the Employer is a party unless the agreement calls for the Employee's participation in the Plan;

               (b) who is treated as an Employee because he or she is a Leased Employee; or

               (c) who is a nonresident alien and who either (i) receives no earned income (within the meaning of Code section 911(d)(2)) from any Related Company which constitutes income from sources within the United States under Code section 861(a)(3); or (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

         1.21 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that, if the Distributee is the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.22 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding
               (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code section 401(a)(9); and (iii) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

         1.23  "Employee".  An individual who is:

               (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

               (b)  a Leased Employee.

         1.24 "Employer". The Company and any other Related Company which adopts the Plan with the approval of the Company.

         1.25 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.26 "Former Participant". The Plan status of an individual after he or she is determined to be a Terminated Participant and his or her Account is distributed or forfeited.

         1.27 "HCE" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

         1.28 "Hour of Service". Each hour for which an Employee is entitled to:

               (a)  payment for the performance of duties for any Related
                    Company;

               (b) payment from any Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

               (c) back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the award or agreement pertains); or

               (d) no payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule).

               The crediting of Hours of Service for which no duties are performed shall be solely to the extent required by the U.S. Department of Labor regulation sections 2530.200b-2(b) and (c). Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 Hour of Service. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

               With regard to an individual who became an Employee coincident to the Company's acquisition of Microdynamics, Inc. his or her service prior to such acquisition that would be taken into account under the terms of the Microdynamics Plan shall be included in the determination of his or her Hours of Service for eligibility and/or vesting.

               With regard to an individual who became an Employee coincident to the Company's acquisition of Cutting Edge, Inc. his or her service prior to such acquisition that would be taken into account under the terms of the Cutting Edge Plan shall be included in the determination of his or her Hours of Service for eligibility and/or vesting.

               An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Related Company.

         1.29 "Ineligible". The Plan status of an individual who is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee of an Employer, but not an Eligible Employee, or (3) not an Employee.

         1.30  "Ineligible Participant". The Plan status of a Participant who is
               (1) an Employee of a Related Company which is not then an Employer, or (2) an Employee of an Employer, but not an Eligible Employee.

         1.31  "Investment Fund". An investment fund as described in Section
               16.2. The Investment Funds authorized by the Administrator to be offered under the Plan as of the Effective Date or such other date as stated are set forth in Appendix A.

         1.32 "Leased Employee". An individual, not otherwise an Employee, who, pursuant to an agreement between a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Related Company, unless:

               (a) the individual is covered by a money purchase pension plan maintained by the leasing organization and meeting the requirements of Code section 414(n)(5)(B), and

               (b) such individuals do not constitute more than 20% of all Non-Highly Compensated Employees of all Related Companies (within the meaning of Code section 414(n)(5)(C)(ii)).

         1.33 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

               (a)  was authorized by a Related Company; or

               (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

         1.34 "Loan Account". The record maintained for purposes of accounting for a Participant's loan and payments of principal and interest thereon.

         1.35 "Microdynamics Plan". The Microdynamics, Inc. 401(k) Employees Savings Plan, a qualified profit sharing plan, as described in Code section 401(a), which included a qualified cash or deferred arrangement, as described in Code section 401(k), originally effective September 1, 1987 and merged herein effective April 1, 1995.

         1.36 "NHCE" or "Non-Highly Compensated Employee". An Employee described as a Non-Highly Compensated Employee in Section 12.

         1.37 "Normal Retirement Date". The date of a Participant's 65th birthday.

         1.38 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

         1.39 "Participant". The Plan status of an Eligible Employee after he or she completes the eligibility requirements and enters the Plan as described in Section 2.1 and any individual for whom assets have been transferred from a predecessor plan merged, in whole or in part, with the Plan. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant, except that he or she shall not be considered a Participant for purposes of Plan provisions related to Contributions, other than a Rollover Contribution, until he or she completes the eligibility requirements and enters the Plan as described in
               Section 2.1. A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

         1.40 "Pay". The base pay paid to an Eligible Employee by an Employer while he or she is a Participant during the current period including elective contributions pursuant to Code sections 125 or 402(e)(3). Effective January 1, 1998, "Wages and other compensation reportable on Form W-2 (without regard to rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed), excluding reimbursements or other expense allowances, fringe benefits (cash and noncash, including compensation related to stock option plans), moving expenses, deferred compensation and welfare benefits (including severance pay), but including elective contributions under Code sections 125 and 402(e)(3) and amounts deferred under a non-qualified deferred compensation plan." shall be substituted for the preceding sentence.

               Pay is limited to $150,000 per Plan Year (as adjusted for cost of living increases pursuant to Code sections 401(a)(17) and 415(d)).

         1.41 "Plan". The Gerber Scientific, Inc. and Participating Subsidiaries 401(k) Maximum Advantage Program set forth in this document, as from time to time amended.

         1.42 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31.

         1.43 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

         1.44 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o), except that for purposes of Section 13 "within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code sections 414(b), (c), (m) or (o)".

         1.45 "Required Beginning Date". The latest date benefit payments shall commence to a Participant. Such date shall mean the April 1 that next follows the calendar year in which the Participant attains age 70 1/2.

         1.46 "Settlement Date". For each Trade Date, the Trustee's next business day.

         1.47 "Spousal Consent". The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established under Code section 417(a)(2)(B).

         1.48 "Sweep Account". The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds.

         1.49 "Sweep Date". The cut off date and time for receiving instructions for transactions to be processed on the Trade Date.

         1.50 "Taxable Income". Compensation in the amount reported by the Employer or a Related Company as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

         1.51 "Terminated Participant". The Plan status of a Participant who is not an Employee and with respect to whom the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies.

         1.52 "Trade Date". Each day the Investment Funds are valued, which is normally every day the assets of such Investment Funds are traded.

         1.53 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts and any unallocated funds invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds, pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses.

         1.54  "Trustee".  Barclays Global Investors, National Association.

         1.55 "USERRA". The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

   2     ELIGIBILITY
         -----------

         2.1   Eligibility

               All Participants as of January 1, 1997 shall continue their eligibility to participate. Each other Eligible Employee shall become a Participant on the first January 1, April 1, July 1 or October 1 after the date he or she attains age 21, and completes a 12-month eligibility period for which he or she is credited with at least 1,000 Hours of Service. The initial eligibility period begins on the date an Employee first performs an Hour of Service. Subsequent eligibility periods begin with the start of each Plan Year beginning after the first Hour of Service is performed. Notwithstanding, the reference to "attains age 21, and" in the preceding sentence shall not apply to an Eligible Employee who became an Employee coincident to the Company's acquisition of Cutting Edge, Inc. and who had satisfied the participation requirements of the Cutting Edge Plan, which requirements did not include a minimum age requirement.

               Effective January 1, 1998, all Participants as of January 1, 1998 shall continue their eligibility to participate and each Employee who is an Eligible Employee on January 1, 1998 shall become a Participant on that date. Each other Eligible Employee shall become a Participant on the first day of employment as an Eligible Employee.

         2.2   Ineligible Employees

               If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

         2.3   Ineligible, Terminated or Former Participants

               An Ineligible, Terminated or Former Participant may not make or share in any Contributions, other than such Contributions due to be made on his or her behalf after the date he or she became an Ineligible, Terminated or Former Participant for periods prior to such date, nor may an Ineligible or Terminated Participant be eligible for a new Plan loan (except as described in Section 9.1), during the period he or she is an Ineligible or Terminated Participant, but he or she shall continue to participate for all other purposes. An Ineligible, Terminated or Former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

  3      PARTICIPANT CONTRIBUTIONS
         -------------------------

         3.1   Pre-Tax Contribution Election

               Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit or the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a Pre-Tax Contribution. The election shall be made in such manner and with such advance notice as prescribed by the Administrator and may be limited to a whole percentage of Pay. In no event shall an Employee's Pre-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

         3.2   After-Tax Contribution Election

               Upon becoming a Participant, an Eligible Employee may elect to make After-Tax Contributions to the Plan in an amount which does not exceed the limits described in the Contribution Percentage Limits paragraph of this Section 3. The election shall be made in such manner and with such advance notice as prescribed by the Administrator and may be limited to a whole percentage of Pay.

         3.3   Changing a Contribution Election

               A Participant who is an Eligible Employee may change his or her Pre-Tax and/or After-Tax Contribution election as of any January 1, April 1, July 1 or October 1 in such manner and with such advance notice as prescribed by the Administrator, and such election change shall be effective with the first payroll paid after such date. Effective January 1, 1998, "at any time" shall be substituted for the reference to "as of any January 1, April 1, July 1 or October" in the preceding sentence. A Participant's Contribution election made as a percentage of Pay shall automatically apply to Pay increases or decreases.

         3.4   Revoking and Resuming a Contribution Election

               A Participant may revoke his or her Pre-Tax and/or After-Tax Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such revocation shall be effective with the first payroll paid after such date.

               A Participant who is an Eligible Employee may resume Pre-Tax and/or After-Tax Contributions by making a new election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

         3.5       Contribution Percentage Limits

                   The Administrator may establish and change from time to time, in writing, without the necessity of amending the Plan and Trust, the separate minimum, if applicable, and maximum Pre-Tax and After-Tax Contribution percentages, and/or a maximum combined Pre-Tax and After-Tax Contribution percentage, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Section 12. As of the Effective Date, the minimum Pre-Tax and After-Tax Contribution percentages are 2% and 1%, respectively, and the maximum Contribution percentages are:


                            Contribution
                                Type                              Percentages
                                ----                              -----------
                              Pre-Tax                                 15%
                             After-Tax                                10%
                            Sum of Both                               25%

                   Irrespective of the limits that may be established by the Administrator in accordance with the paragraph above, in no event shall the Contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

         3.6       Refunds When Contribution Dollar Limit Exceeded

                   A Participant who makes Pre-Tax Contributions for a calendar year to the Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. If the Administrator determines that an excess has occurred, calculated by taking into account only a Participant's Pre-Tax Contributions for a calendar year made to the Plan and comparable contributions to any other qualified defined contribution plan maintained by the Employer or a Related Company, the Administrator may determine that the Participant shall be deemed to have notified the Administrator that an excess has occurred.

                   In either event, the amount of the excess, adjusted for investment gain or loss, shall be refunded to him or her by the April 15 following the year of deferral and shall not be included as an Annual Addition (as defined in Section 13.1) under Code section 415 for the year contributed. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Matching Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section, adjusted for investment gain or loss, shall be forfeited and used to reduce future

                   Contributions to be made by an Employer as soon as administratively feasible. Refunds and forfeitures shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution or forfeiture.

         3.7       Timing, Posting and Tax Considerations

                   Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 90 days after the date amounts are deducted from a Participant's Pay, except that effective February 3, 1997, "15 business days following the end of the month that includes the date amounts are deducted from a Participant's Pay (or as that maximum period may be otherwise extended by ERISA)" shall be substituted for the preceding reference to "90 days after the date amounts are deducted from a Participant's Pay". Pre-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

4        ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS
         ----------------------------------------------------------------------

         4.1       Rollover Contributions

                   The Administrator may authorize the Trustee to accept a Rollover Contribution in cash, directly from an Eligible Employee or as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for providing satisfactory evidence, in such manner as prescribed by the Administrator, that such Rollover Contribution qualifies as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii). Such amounts received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Rollover Contributions shall be posted to the Eligible Employee's Rollover Account as of the date received by the Trustee.

                   If the Administrator later determines that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Participant's Rollover Account shall immediately be
                   (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Participant, and (3) distributed to the Participant. Any such amount shall be deemed never to have been a part of the Plan.

         4.2       Transfers From and To Other Qualified Plans

                   The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan or to transfer assets in cash or in kind directly to another qualified plan; provided that receipt of a transfer shall not be directed if:

                   (a) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417 unless the Plan complies with such requirements; or

                   (b)      any amounts include benefits protected by Code
                            section 411(d)(6) which would not be preserved under applicable Plan provisions.

                   The Trustee may refuse to receive any such transfer if:

                   (a)      the Trustee finds the in kind assets unacceptable;
                            or

                   (b) instructions for posting amounts to Participants' Accounts are incomplete.

                   Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee. To the extent a receipt of a transfer includes Participant loans, such loans shall continue in effect subject to the terms and conditions agreed to by the Administrator.

5        EMPLOYER CONTRIBUTIONS
         ----------------------

         5.1       Matching Contributions

                   (a) Frequency and Eligibility. For each period for which Participants' Contributions are made, the Employer shall make Matching Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who made Pre-Tax Contributions during the period other than for a Participant for whom the maximum dollar Matching Contribution for the Plan year has been made.

                   (b) Allocation Method. The Matching Contributions for each period shall total 50% of each eligible Participant's Pre-Tax Contributions for the period, provided that no Matching Contributions shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay and the maximum dollar match that may be made for the Plan Year on behalf of any Participant shall not exceed $400. Effective January 1, 1998, "$800" shall be substituted for the reference to "$400" in the preceding sentence.

                   (c) Timing, Medium and Posting. The Employer shall make each period's Matching Contribution in cash as soon as administratively feasible, and for purposes of deducting such Contribution, not later than the Employer's federal income tax filing date, including extensions. Such amounts shall be paid to the Trustee and posted to each Participant's Matching Account once the total Matching Contribution received has been balanced against the specific amount to be credited to each Participant's Matching Account.

6        ACCOUNTING
         ----------

         6.1       Individual Participant Accounting

                   An individual set of Accounts shall be maintained for each Participant in order to reflect transactions both by type of Account and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for the Sweep and Loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

         6.2       Sweep Account is Transaction Account

                   All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account shall be credited with interest up until the date on which it is removed from the Sweep Account.

         6.3       Trade Date Accounting and Investment Cycle

                   Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

         6.4       Accounting for Investment Funds

                   Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds offered by the Trustee or any other entity authorized to offer collective investment funds, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

         6.5       Payment of Fees and Expenses

                   Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, set forth below, are paid by the Employer directly, such fees and expenses shall be paid as set forth below.

                   (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

                   (b) Transaction: Transaction fees and expenses, may include but are not limited to, periodic installment payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

                   (c)      Investment Fund Management and Maintenance:
                            Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund.

                   The Trust shall pay all fees and expenses, unless paid by the Employer as set forth in Appendix B. The Company may determine that the Employers pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries. As of the Effective Date, a breakdown of which Plan fees and expenses shall be borne by the Trust (and charged to individual Participants' Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund) and those that shall be paid by the Employer is set forth in Appendix B, which may be changed from time to time by amending the Plan and Trust.

         6.6       Accounting for Participant Loans

                   Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

         6.7       Error Correction

                   Any errors or omissions in the administration of the Plan may be corrected by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee.

         6.8       Participant Statements

                   Participants shall be provided with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible.

         6.9       Special Accounting During Conversion Period

                   The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

         6.10      Accounts for Alternate Payees

                   A separate Account shall be established for an Alternate Payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

                   (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an Alternate Payee may be distributed, in a form permissible under Section 11 and Code section 414(p), to the Alternate Payee at any time beginning as soon as practicable after the QDRO determination is made, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The Alternate Payee shall be provided the notice prescribed by Code section 402(f).

                   (b) Participant Loans. Except to the extent required by law, an Alternate Payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the Alternate Payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and Alternate Payee's Accounts.

                   (c) Investment Direction. Where a separate Account has been established on behalf of an Alternate Payee and has not yet been distributed, the Alternate Payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7        INVESTMENT FUNDS AND ELECTIONS
         ------------------------------

         7.1       Investment Funds

                   Except for Participants' Sweep and Loan Accounts and any unallocated funds invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds, pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Effective Date or such other date as stated, a list of the Investment Funds offered under the Plan is set forth in Appendix A, which may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending the Plan and Trust.

                   The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, as of the Effective Date is set forth in Appendix A, which may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

         7.2       Responsibility for Investment Choice

                   Each Participant shall direct the investment of all of his or her Accounts. Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

                   The Plan is intended to constitute a plan described in ERISA section 404(c). No person who is otherwise a fiduciary under the Plan shall be liable for any loss, or by reason of any breach, which results from a Participant's or Beneficiary's exercise of control over the investment of his or her Accounts.

                   During any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of prior Participant investment elections.

         7.3       Investment Fund Elections

                   A Participant shall provide his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with procedures established by the Administrator and the Trustee. A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date shall be effective on the following Trade Date.

         7.4       Default if No Valid Investment Election

                   The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified as of the Effective Date is set forth in Appendix A, which may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

         7.5       Investment Fund Election Change Fees

                   A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

8        VESTING
         -------

         8.1       Fully Vested Accounts

                   A Participant shall be fully vested in all Accounts at all times.

9        PARTICIPANT LOANS
         -----------------

         9.1       Participant Loans Permitted

                   Loans to Participants and Beneficiaries are permitted pursuant to the terms and conditions set forth in this Section, except that a loan shall not be permitted to a Participant who is no longer an Employee or to a Beneficiary, unless such Participant or Beneficiary is otherwise a party in interest (as defined in ERISA section 3(14)).

         9.2       Loan Application, Note and Security

                   A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. Each loan shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

         9.3       Spousal Consent

                   A Participant is not required to obtain Spousal Consent in order to borrow from his or her Account under the Plan.

         9.4       Loan Approval

                   The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

         9.5       Loan Funding Limits, Account Sources and Funding Order

                   The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed and shall be funded from the Participant's Accounts as follows:

                   (a) Plan Minimum Limit. The minimum amount for any loan is
                       $500.

                   (b) Plan Maximum Limit, Account Sources and Funding
                       Order. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the aggregate outstanding balances of existing Plan loans, is 100% of the following of the Participant's Accounts which are fully vested in the priority order as follows:

                                     Pre-Tax Account
                                     Matching Account
                                     Prior Pre-Tax Account
                                     Rollover Account
                                     After-Tax Account

                   (c) Legal Maximum Limit. The maximum a Participant may borrow, including the aggregate outstanding balances of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest aggregate outstanding Plan loan balance during the 12-month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of the Plan to the extent it would decrease the maximum loan amount.

         9.6       Maximum Number of Loans

                   A Participant may have only one loan outstanding at any given time.

         9.7       Source and Timing of Loan Funding

                   A loan to a Participant shall be made solely from the assets of his or her own Account. The available assets shall be determined first by Account and then within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

                   The loan shall be settled on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

         9.8       Interest Rate

                   The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date, the interest rate is determined as set forth in Appendix C, which may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

         9.9       Loan Payment

                   Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed five years, except that the repayment period may be for any period not to exceed 20 years if the purpose of the loan is to acquire the Participant's principal residence.

         9.10      Loan Payment Hierarchy

                   Loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited to the Investment Funds based upon the Participant's current investment election for new Contributions.

         9.11      Repayment Suspension

                   At the election of the Participant, the Administrator shall agree to a suspension of loan payments for up to six months for a Participant who is on a Leave of Absence without pay. Effective January 1, 1998, "twelve" shall be substituted for the reference to "six" in the preceding sentence. During the suspension period, interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

         9.12      Loan Default

                   A loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by Code section 72(p).

                   In the event a default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution to the Participant. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

         9.13      Call Feature

                   The Administrator shall call any Participant loan once a Participant's employment with all Related Companies has terminated, unless he or she is otherwise a party in interest (as defined in ERISA section 3(14)), or if the Plan is terminated.

10       IN-SERVICE WITHDRAWALS
         ----------------------

         10.1      In-Service Withdrawals Permitted

                   In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and pursuant to the terms and conditions set forth in Section 11 with regard to an in-service withdrawal made in accordance with a Participant's Required Beginning Date.

         10.2      In-Service Withdrawal Application and Notice

                   A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

                   Code sections 401(a)(11) and 417 do not apply to in-service withdrawals under the Plan as described in this Section. An in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

                   (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which constitutes an Eligible Rollover Distribution; and

                   (b) the Participant after receiving such notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which constitutes an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

         10.3      Spousal Consent

                   A Participant is not required to obtain Spousal Consent in order to receive an in-service withdrawal under the Plan.

         10.4      In-Service Withdrawal Approval

                   The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining whether an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

         10.5      Payment Form and Medium

                   The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash. With regard to the portion of an in-service withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

         10.6      Source and Timing of In-Service Withdrawal Funding

                   An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account and then within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

                   The in-service withdrawal shall be settled on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment to the Participant or on behalf of the Participant as soon thereafter as administratively feasible.

         10.7      Hardship Withdrawals

                   (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals
                            (1) on account of a Participant's "Deemed Financial Need" or "Demonstrated Financial Need" and (2) which are "Deemed Necessary" or "Demonstrated as Necessary" to satisfy the financial need shall be approved.

                   (b) "Deemed Financial Need". An immediate and heavy financial need relating to:

                            (1) the payment of unreimbursed medical care expenses (described under Code section 213(d)) incurred (or to be incurred) by the Employee, his or her spouse or dependents (as defined in Code section 152);

                            (2) the purchase (excluding mortgage payments) of the Employee's principal residence;

                            (3) the payment of unreimbursed tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents (as defined in Code section 152);

                            (4) the payment of funeral expenses of an Employee's family member;

                            (5) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                            (6)      any other circumstance specifically
                                     permitted under Code section
                                     401(k)(2)(B)(i)(IV).

                   (c) "Demonstrated Financial Need". A determination by the Administrator that an immediate and heavy financial need exists relating to:

                            (1) a sudden and unexpected illness or accident to the Employee or his or her spouse or dependents;

                            (2)      the loss, due to casualty, of the
                                     Employee's property other than nonessential property (such as a boat or a television); or

                            (3) some other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee.

                   (d) "Deemed Necessary". A withdrawal is "Deemed Necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

                            (1) the Employee has obtained all possible withdrawals (other than hardship withdrawals) and nontaxable loans available from the Plan and all other plans maintained by Related Companies;

                            (2)      the Administrator shall suspend the
                                     Employee from making any contributions to the Plan and all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies for 12 months from the date the withdrawal payment is made; and

                            (3)      the Administrator shall reduce the
                                     Contribution Dollar Limit for the Employee with regard to the Plan and all other plans maintained by Related Companies, for the calendar year next following the calendar year of the withdrawal by the amount of the Employee's Pre-Tax Contributions for the calendar year of the withdrawal.

                   (e) "Demonstrated as Necessary". A withdrawal is "Demonstrated as Necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need, the Employee represents that he or she is unable to relieve the financial need (without causing further hardship) by doing any or all of the following and the Administrator does not have actual knowledge to the contrary:

                            (1) receiving any reimbursement or compensation from insurance or otherwise;

                            (2) reasonably liquidating his or her assets and the assets of his or her spouse or minor children that are reasonably available to the Employee;

                            (3)      ceasing his or her contributions to the
                                     Plan;

                            (4) obtaining other withdrawals and nontaxable loans available from the Plan, plans maintained by Related Companies and plans maintained by any other employer; and

                            (5) obtaining loans from commercial sources on reasonable commercial terms.

                   (f) Account Sources and Funding Order. All available amounts must first be withdrawn from a Participant's After-Tax Account. The remaining withdrawal shall come from the following of the Participant's fully vested Accounts, in the priority order as follows:

                                     Rollover Account
                                     Matching Account
                                     Prior Pre-Tax Account
                                     Pre-Tax Account

                            The amount that may be withdrawn from a
                            Participant's Prior Pre-Tax Account shall not include any amount attributable to earnings. The amount that may be withdrawn from a Participant's Pre-Tax Account shall not include any amount attributable to earnings credited after December 31, 1988.

                   (g) Minimum Amount. The minimum amount for a hardship withdrawal is $500. Effective January 1, 1998, "$500 or, if less, the amount available for withdrawal" shall be substituted for the reference to "$500" in the preceding sentence.

                   (h) Permitted Frequency. There is no restriction on the number of hardship withdrawals permitted to a Participant.

                   (i) Suspension from Further Contributions. Upon making a hardship withdrawal, a Participant may not make additional Pre-Tax or After-Tax Contributions (or additional contributions to all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies), if his or her hardship withdrawal was "Deemed Necessary", for a period of 12 months from the date the withdrawal payment is made.

         10.8      After-Tax Account Withdrawals

                   (a) Requirements. A Participant who is an Employee may make an After-Tax Account withdrawal.

                   (b) Account Sources and Funding Order. The withdrawal shall come from a Participant's After-Tax Account.

                   (c) Minimum Amount. The minimum amount for an After-Tax Account withdrawal is $500.

                   (d) Permitted Frequency. The maximum number of After-Tax Account withdrawals permitted to a Participant in any 12-month period is one. Effective January 1, 1998, there is no restriction on the number of After-Tax Account withdrawals permitted to a Participant.

                   (e) Suspension from Further Contributions. An After-Tax Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

         10.9      Rollover Account Withdrawals

                   (a) Requirements. A Participant who is an Employee may make a Rollover Account withdrawal.

                   (b) Account Sources and Funding Order. The withdrawal shall come from a Participant's Rollover Account.

                   (c) Minimum Amount. The minimum amount for a Rollover Account withdrawal is $500.

                   (d) Permitted Frequency. The maximum number of Rollover Account withdrawals permitted to a Participant in any 12-month period is one. Effective January 1, 1998, there is no restriction on the number of Rollover Account withdrawals permitted to a Participant.

                   (e) Suspension from Further Contributions. A Rollover Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

         10.10     Over Age 59 1/2 Withdrawals

                   (a) Requirements. A Participant who is an Employee and over age 59 1/2 may make an Over Age 59 1/2 withdrawal.

                   (b) Account Sources and Funding Order. The withdrawal shall come from the following of the Participant's fully vested Accounts, in the priority order as follows, except that the Participant may instead choose to have amounts taken from his or her After-Tax Account first:

                                     Rollover Account
                                     Pre-Tax Account
                                     Matching Account
                                     Prior Pre-Tax Account
                                     After-Tax Account

                            Effective January 1, 1998, a Participant's Prior Pre-Tax Account shall precede his or her Matching Account in the priority order.

                   (c) Minimum Amount. The minimum amount for an Over Age 59 1/2 withdrawal is $500.

                   (d) Permitted Frequency. The maximum number of Over Age 59 1/2 withdrawals permitted to a Participant in any 12-month period is one. Effective January 1, 1998, there is no restriction on the number of Over Age 59 1/2 withdrawals permitted to a Participant.

                   (e) Suspension from Further Contributions. An Over Age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

11       DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON OF A PARTICIPANT'S
         ------------------------------------------------------------------
         REQUIRED BEGINNING DATE
         -----------------------

         11.1 Benefit Information, Notices and Election

              A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available under the Plan, including the notices prescribed by Code sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies and a reasonable period of time during which the Administrator shall process, and inform the Trustee of, the Participant's termination or, if earlier, at the time of the Participant's Required Beginning Date.

              Notwithstanding, if a Participant's termination of employment with all Related Companies does not constitute a separation from service for purposes of Code section 401(k)(2)(B)(i)(I) or otherwise constitute an event set forth under Code section 401(k)(10)(A)(ii) or (iii) as described in Section 19.3, the portion of a Participant's Account subject to the distribution rules of Code section 401(k) may not be distributed until such time as he or she separates from service for purposes of Code section 401(k)(2)(B)(i)(I) or, if earlier, upon such other event as described in Code section 401(k)(2)(B) and as provided for in the Plan.

              A distribution may commence less than 30 days, but more than seven days (if such distribution is one to which Code sections 401(a)(11) and 417 apply), after the aforementioned notices are provided, if:

              (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution;

              (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof; and

              (c) if such distribution is one to which Code sections 401(a)(11) and 417 apply, the Participant's election includes Spousal Consent.

         11.2      Spousal Consent

                   A Participant is required to obtain Spousal Consent in order to receive a distribution under the Plan if his or her Account includes an Annuity Eligible Balance, he or she is eligible for payment in the form of an annuity and elects payment in the form of an annuity.

         11.3      Payment Form and Medium

                   Except to the extent otherwise provided by Section 11.4, a Participant may elect to be paid in any of these forms, except that the form described in (c) is not effective until January 1, 1998:

                   (a)      a single lump sum;

                   (b) a portion paid in a lump sum, and the remainder paid later (partial payment); or

                   (c) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary.

                   Notwithstanding, in addition to the forms described above, to preserve benefits protected by Code section 411(d)(6), and subject to Section 11.11, a Participant whose Account includes an Annuity Eligible Balance in excess of $3,500, or that exceeded $3,500 at the time of any prior in-service withdrawal or distribution, may elect to have the portion of his or her benefit attributable to his or her Annuity Eligible Balance paid in the form of a single life annuity or a joint and 50% survivor annuity. Effective January 1, 1998, "$5,000" shall be substituted for each reference to "$3,500" in the preceding sentence.

                   Any annuity option permitted shall be provided through the purchase of a non-transferable single premium contract from an insurance company which must conform to the terms of the Plan and which shall be distributed to the Participant or Beneficiary in complete satisfaction of the benefit due.

                   Distributions other than annuity contracts shall be made in cash, except to the extent a distribution consists of a loan call as described in Section 9. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

         11.4      Distribution of Small Amounts

                   If after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, and if at the time of any prior in-service withdrawal or distribution the Participant's vested Account balance did not exceed $3,500, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator. Effective January 1, 1998, "$5,000" shall be substituted for each reference to "$3,500" in the preceding sentence.

         11.5      Source and Timing of Distribution Funding

                   A distribution to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account and then within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

                   A distribution to a Participant shall be made from his or her Accounts in the priority order as follows:

                                     After-Tax Account
                                     Rollover Account
                                     Pre-Tax Account
                                     Employer Account
                                     Prior Pre-Tax Account

                   The distribution shall be settled on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment to the Participant or on behalf of the Participant as soon thereafter as administratively feasible.

         11.6      Latest Commencement Permitted

                   In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than the Participant's Required Beginning Date. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution but in no event shall his or her benefit payments commence later than his or her Required Beginning Date.

                   If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.6.

         11.7      Payment Within Life Expectancy

                   The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

         11.8      Incidental Benefit Rule

                   The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant's Required Beginning Date, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

         11.9      Payment to Beneficiary

                   Payment to a Beneficiary must either (i) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (ii) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

                   (a) If the Participant dies after his or her Required Beginning Date, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

                   (b) If the surviving spouse is the Beneficiary, payments need not begin until the later of (i) the end of the calendar year that includes the first anniversary of the Participant's death, or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

                   (c) If the Participant and the surviving spouse who is the Beneficiary die (i) before the Participant's Required Beginning Date and (ii) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

         11.10     Beneficiary Designation

                   Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order set forth below, the:

                   (a)      Participant's surviving spouse;

                   (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by right of representation); or

                   (c)      Participant's estate.

         11.11     QJSA and QPSA Definitions, Information and Elections

                   The following definitions, information and election rules shall apply to any Participant whose Account includes an Annuity Eligible Balance, who is eligible for payment in the form of an annuity and who elects payment in the form of an annuity and only with regard to such Participant's Annuity Eligible Balance:

                   (a) Annuity Starting Date. The first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. Such date shall be a date no earlier than the expiration of the seven-day period that commences the day after the information described in the QJSA Information to a Participant paragraph below is provided to the Participant.

                   (b) "QJSA". A qualified joint and survivor annuity, meaning for a married Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life and providing that, if the Participant's spouse survives him or her, monthly payments equal to 50% of the amount payable to the Participant during his or her lifetime shall be paid to the spouse for the remainder of such person's lifetime and for a single Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life.

                   (c) "QPSA". A qualified pre-retirement survivor annuity, meaning that upon the death of a Participant before the Annuity Starting Date, the vested portion of the Participant's Account becomes payable to the surviving spouse as a life annuity, except to the extent of any Loan Account balance, unless Spousal Consent has been given to a different Beneficiary or the surviving spouse chooses a different form of payment.

                   (d) QJSA Information to a Participant. The Administrator shall provide each Participant a written explanation of (1) the terms and conditions of the QJSA, (2) the right to a period of at least 30 days after receipt of the written explanation to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, (3) the right to revoke this election and the effect of this revocation, and (4) the need for Spousal Consent.

                            The Administrator shall provide such written explanation no more than 90 days before the Annuity Starting Date.

                   (e) QJSA Election by Participant. A Participant may elect, and such election shall include Spousal Consent if married, at any time within the 90 day period ending on the Annuity Starting Date to (1) waive the right to receive the QJSA and elect an optional form of payment, or (2) to revoke or change any such election.

                   (f) QPSA Beneficiary Information to a Participant. The Administrator shall provide each married Participant a written explanation stating (1) his or her death benefit is payable to his or her surviving spouse,
                            (2) he or she may choose that the benefit be paid to a different Beneficiary, (3) he or she has the right to revoke or change a prior designation and the effects of such revocation or change, and (4) the need for Spousal Consent.

                            The Administrator shall provide such written explanation no later than the later of (1) the end of the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, (2) the period beginning one year before and ending one year after a Participant becomes a Participant, (3) the period beginning one year before and ending one year after Code section 401(a)(11) first applies to the Participant, or (4) in the case of a Participant who terminates employment with all Related Companies before attaining age 35, the period beginning one year before and ending one year after his or her termination of employment with all Related Companies.

                   (g) QPSA Beneficiary Designation by a Participant. A married Participant may designate, with Spousal Consent, a non-spouse Beneficiary at any time after the Participant has been given the information in the QPSA Beneficiary Information to a Participant paragraph above and upon the earlier of (1) the date the Participant is no longer an Employee, or (2) the beginning of the Plan Year in which the Participant attains age 35.

                   (h) QPSA Information to a Surviving Spouse. Each surviving spouse shall be given a written explanation of (1) the terms and conditions of being paid his or her Account balance in the form of a single life annuity, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, and (3) the right to revoke this election and the effect of this revocation.

                   (i) QPSA Election by Surviving Spouse. A surviving spouse may elect, at any time up to the Annuity Starting Date, to (1) waive the right to receive a single life annuity and elect an optional form of payment, or (2) revoke or change any such election.

12       ADP AND ACP TESTS
         -----------------

         12.1      Contribution Limitation Definitions

                   The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the Section 12 definition shall be controlling):

                   (a) "ACP" or "Average Contribution Percentage". The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

                   (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                   (c) "ADP" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

                   (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                   (e) "Average Percentage". The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Pre-Tax Contributions to the Plan or comparable contributions to plans of Related Companies which must be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

                   (f) "Contributions" shall include Matching and After-Tax Contributions. In addition, Contributions may include Pre-Tax Contributions, but only to the extent that (1) the Administrator elects to use them, (2) they are not used or counted in the ADP Test and (3) they otherwise satisfy the requirements as prescribed under Code section 401(m) permitting treatment as Contributions for purposes of the ACP Test.

                   (g)      "Deferrals" shall include Pre-Tax Contributions.

                   (h) "HCE" or "Highly Compensated Employee". With respect to all Related Companies, an Employee who (in accordance with Code section 414(q)):

                            (1) Was a more than 5% Owner (within the meaning of Code section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year; or

                            (2) Received Compensation during the preceding Plan Year in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) or, if the Company elects for such preceding Plan Year, "in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) and was a member of the "top-paid group" (within the meaning of Code section 414(q)(3)) for such preceding Plan Year" shall be substituted for the preceding reference to "in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d))".

                            A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he or she separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

                            The determination of who is an HCE and the determination of the number and identity of Employees in the top-paid group shall be made in accordance with Code section 414(q).

                   (i) "HCE Group" and "NHCE Group". With respect to all Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute. For Plan Years commencing after December 31, 1998, with respect to all Related Companies, if the Plan permits participation prior to an Eligible Employee's satisfaction of the minimum age and service requirements of Code section 410(a)(1)(A), Eligible Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A) may be excluded in the determination of the NHCE Group, but not in the determination of the HCE Group, for purposes of (i) the ADP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(k) portion of the Plan meets the requirements of Code section 410(b), or (ii) the ACP Test, if Code 410(b)(4)(B) is applied in determining whether the 401(m) portion of the Plan meets the requirements of Code section 410(b).

                            (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same plan year.

                            (2) If an HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage. For purposes of the preceding sentence, if such plans have different plan years, the plans are aggregated with respect to the plan years ending with or within the same calendar year.

                   (j)      "Multiple Use Test". The test described in Section
                            12.4 which a Plan must meet where the Alternative Limitation (described in Section 12.2) is used to meet both the ADP and ACP Tests.

                   (k) "NHCE" or "Non-Highly Compensated Employee". An Employee who is not an HCE.

         12.2      ADP and ACP Tests

                   For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year's ADP and ACP for the preceding Plan Year's NHCE Group, defined as follows:

                   (a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

                   (b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:


                            If the NHCE Group           Then the Maximum HCE
                          Average Percentage is:    Group Average Percentage is:
                          ----------------------    ----------------------------
                               Less than 2%         2 times NHCE Group Average %
                                 2% to 8%           NHCE Group Average % plus 2%
                               More than 8%        NA - Basic Limitation applies


                   Alternatively, the Company may elect to use the Plan Year's ADP for the NHCE Group for the Plan Year and/or the Plan Year's ACP for the NHCE Group for the Plan Year. If such election is made, such election may not be changed except as provided by the Code.

         12.3      Correction of ADP and ACP Tests

                   If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE Group by a sufficient amount to meet the ADP and ACP Tests.

                   With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting the product of such maximum percentage for the ADP and the HCE's Compensation from the HCE's actual Deferrals and (ii) subtracting the product of such maximum percentage for the ACP and the HCE's Compensation from the HCE's actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

                   (a) ADP Correction. The HCE with the highest Deferral dollar amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

                            To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Matching Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section, adjusted for investment gain or loss for the Plan Year to which the excess Pre-Tax Contributions relate, shall be forfeited and used to reduce future Contributions to be made by an Employer as soon as administratively feasible.

                   (b) ACP Correction. The HCE with the highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest

                            Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

                            To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Contributions shall, by the end of the next Plan Year, be refunded to the HCE. The excess amounts shall first be taken from After-Tax Contributions and then from Matching Contributions.

                   (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined, and with regard to excess Contributions, allocated by type of Contribution, within each Account from which amounts are refunded amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed.

         12.4      Multiple Use Test

                   If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

                   (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

                   (b) the Alternative Limitation applied to the other NHCE Group percentage.

         12.5      Correction of Multiple Use Test

                   If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be corrected in the same manner that excess Deferrals or Contributions are corrected.

         12.6      Adjustment for Investment Gain or Loss

                   Any excess Deferrals or Contributions to be refunded to a Participant in accordance with this Section 12 shall be adjusted for investment gain or loss. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

         12.7      Testing Responsibilities and Required Records

                   The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

         12.8      Separate Testing

                   (a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the ADP Test, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be conducted separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with respect to the other Employer(s).

                   (b) Collective Bargaining Units: The performance of the ADP Test, and if applicable, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be conducted separately with regard to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

                   In addition, testing may be conducted separately, at the discretion of the Administrator and to the extent permitted under Treasury regulations, with regard to any group of Employees for whom separate testing is permissible under such regulations.

13       MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS
         --------------------------------------------

         13.1      "Annual Addition" Defined

                   The sum for a Plan Year of all (i) contributions (excluding rollover contributions) and forfeitures allocated to the Participant's Account and his or her account in all other defined contribution plans maintained by any Related Company,
                   (ii) amounts allocated to the Participant's individual medical account (within the meaning of Code section 415(l)(2)) which is part of a defined benefit plan maintained by any Related Company, and (iii) if the Participant is a key employee (within the meaning of Code section 419A(d)(3)) for the applicable or any prior Plan Year, amounts attributable to post-retirement medical benefits allocated to his or her separate account under a welfare benefit fund (within the meaning of Code section 419(e)) maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

         13.2      Maximum Annual Addition

                   A Participant's Annual Addition for any Plan Year shall not exceed the lesser of (i) 25% of his or her Taxable Income or
                   (ii) $30,000 (as adjusted for cost of living increases pursuant to Code section 415(d)); provided, however, that clause (i) shall not apply to Annual Additions described in clauses (ii) and (iii) of Section 13.1 and except that for Plan Years commencing after December 31, 1997, "Compensation" shall be substituted for the preceding reference to "Taxable Income".

         13.3      Avoiding an Excess Annual Addition

                   If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

         13.4      Correcting an Excess Annual Addition

                   Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from a reasonable error in determining a Participant's compensation or the maximum permissible amount of his or her elective deferrals (within the meaning of Code section 402(g)(3)), or other facts and circumstances acceptable to the Internal Revenue Service), the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her After-Tax Contributions, and then to the extent of his or her Pre-Tax Contributions (however to the extent Pre-Tax Contributions were matched, the applicable Matching Contributions shall be forfeited in proportion to the returned matched Pre-Tax Contributions) and the remaining excess, if any, shall be forfeited by the Participant and together used to reduce future Contributions to be made by an Employer as soon as administratively feasible.

         13.5      Correcting a Multiple Plan Excess

                   If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to the Plan only after all possible reductions have been made to the other defined contribution plans.

         13.6      "Defined Benefit Fraction" Defined

                   The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (i) 125% of the dollar limitation in effect under Code section 415(b)(1)(A) for the Plan Year or (ii) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

                   (a) "projected annual benefit" is the annual benefit provided by the plan determined pursuant to Code section 415(e)(2)(A), and

                   (b) "protected current accrued benefit" in a defined benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or
                            (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

         13.7      "Defined Contribution Fraction" Defined

                   The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (i) 125% of the dollar limitation in effect under Code section 415(c)(1)(A) (determined without regard to subsection (c)(6)) for the Plan Year or (ii) 140% of the amount which may be taken into account under Code section 415(c)(1)(B) for the Plan Year, where:

                   (a) each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

                   (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

         13.8      Combined Plan Limits and Correction

                   The sum of a Participant's Defined Benefit Fraction and Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits shall be enforced.

                   For Plan Years commencing after December 31, 1999, the provisions of the preceding paragraph shall no longer be effective.

14       TOP HEAVY RULES
         ---------------

         14.1      Top Heavy Definitions

                   When capitalized, the following words and phrases have the following meanings when used in this Section:

                   (a) "Aggregation Group". The group consisting of each qualified plan of the Related Companies (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Administrator may also treat any other qualified plan of the Related Companies as part of the group if the resulting group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

                   (b) "Determination Date". For any Plan Year, the last Trade Date of the preceding Plan Year or, in the case of the Plan's first Plan Year, the last Trade Date of that Plan Year.

                   (c) "Key Employee". A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

                            (1) an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him or her within the following highest paid group of officers:

                                              Number of Employees                            Number of
                                            not Excluded Under Code                         Highest Paid
                                               Section 414(q)(5)                         Officers Included
                                               -----------------                         -----------------

                                                  Less than 30                                   3
                                                   30 to 500                            10% of the number of
                                                                                       Employees not excluded
                                                                                    under Code section 414(q)(8)
                                                                                                 50
                                                 More than 500

                            (2)      a more than 5% Owner,

                            (3) a more than 1% Owner whose Compensation exceeds $150,000, or

                            (4) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

                   (d) "Plan Benefit". The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and
                            (3) the aggregate distributions made within the five year period ending on such Date. For this purpose, the present value of the Employee's accrued benefit in a defined benefit plan shall be determined by the method that is used for benefit accrual purposes under all such plans maintained by the Related Companies or, if there is no such single method used under all such plans, as if the benefit accrues no more rapidly than the slowest rate permitted by the fractional accrual rule in Code section 411(b)(1)(C). Plan Benefits shall exclude rollover contributions and similar transfers made after December 31, 1983 as provided in Code section 416(g)(4)(A).

                   (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

         14.2      Special Contributions

                   (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution from a plan maintained by a non Related Company) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income.

                   (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If the Plan is part of an Aggregation Group under which a Key Employee is receiving a benefit and no minimum contribution is provided under any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) made to the Plan.

         14.3      Adjustment to Combined Limits for Different Plans

                   For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction. For Plan Years commencing after December 31, 1999, the provisions of the preceding sentence shall no longer be effective.

15       PLAN ADMINISTRATION
         -------------------

         15.1      Plan Delineates Authority and Responsibility

                   Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in the Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibilities are delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

         15.2      Fiduciary Standards

                   Each fiduciary shall:

                   (a) discharge his or her duties in accordance with the Plan and Trust to the extent they are consistent with ERISA;

                   (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                   (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

                   (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                   (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

         15.3      Company is ERISA Plan Administrator

                   The Company is the administrator of the Plan (within the meaning of ERISA section 3(16)) and is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly authorized officers of the Company and/or the Committee.

         15.4      Administrator Duties

                   The Administrator shall have the discretionary authority to construe the Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in the Plan and Trust. The interpretation and construction by the Administrator of any provisions of the Plan and its exercise of any discretion granted under the Plan shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in the Plan and Trust, the Administrator's authority shall include, but not be limited to, the authority to:

                   (a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, in-service withdrawals and distributions;

                   (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

                   (c) provide copies to Participants of documents required to be made available under ERISA;

                   (d) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

                   (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan and to the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

                   (f) adjudicate claims pursuant to the claims procedure described in Section 18.

         15.5      Advisors May be Retained

                   The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

         15.6      Delegation of Administrator Duties

                   The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to the Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

         15.7      Committee Operating Rules

                   (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

                   (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

                   (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

16       MANAGEMENT OF INVESTMENTS
         -------------------------

         16.1      Trust Agreement

                   All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of the Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Company may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

         16.2      Investment Funds

                   The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending the Plan and Trust. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

                   (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

                   (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

                   (c) individual equity and fixed income securities which are readily tradable on the open market;

                   (d) synthetic guaranteed investment contracts and guaranteed investment contracts issued by an insurance company and/or synthetic guaranteed investment contracts and bank investment contracts issued by a bank;

                   (e) interest bearing deposits (which may include interest bearing deposits of the Trustee); and

                   (f)      Company Stock.

                   Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

         16.3      Authority to Hold Cash

                   The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Investment Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds.

         16.4      Trustee to Act Upon Instructions

                   The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

         16.5      Administrator Has Right to Vote Registered Investment Company
                   Shares

                   The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

         16.6      Custom Fund Investment Management

                   The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of the Plan and, subject to Section 16.7, any other qualified plan of the Company or a Related Company (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

                   A Custom Fund shall be subject to the following:

                   (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Custom Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

                   (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, if the Company provides for a Company Stock Fund, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in the Company Stock Fund is vested as provided otherwise in Section 16.

                   (c) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this Section, shares of a collective investment fund, shares of a registered investment company and synthetic guaranteed investment contracts and guaranteed investment contracts issued by an insurance company and/or synthetic guaranteed investment contracts and bank investment contracts issued by a bank, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

                   (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

         16.7      Master Custom Fund

                   The Trustee may establish, at the direction of the Administrator, a single Custom Fund (the "Master Custom Fund"), for the benefit of the Plan and any other qualified plan of the Company or a Related Company for which the Trustee acts as trustee pursuant to a plan and trust document that contains a provision substantially identical to this provision. The assets of the Plan, to the extent invested in the Master Custom Fund, shall consist only of that percentage of the assets of the Master Custom Fund represented by the shares held by the Plan.

         16.8      Authority to Segregate Assets

                   The Administrator may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Investment Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Administrator shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

         16.9      Maximum Permitted Investment in Company Stock

                   If the Company provides for a Company Stock Fund, directly or through a Master Custom Fund, the Company Stock Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Company Stock Fund's liquidity and disbursement needs. The Company Stock Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections.

         16.10     Participants Have Right to Vote and Tender Company Stock

                   Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed.

                   With regard to shares for which the Trustee receives no voting instructions from Participants or Beneficiaries, the Administrator shall instruct the Trustee with respect to how to vote such shares and the Trustee shall act with respect to such shares as instructed. With regard to shares for which the Trustee receives no tendering instructions from Participants or Beneficiaries, the Participant's or Beneficiary's failure to instruct the Trustee shall be deemed an instruction not to tender such shares and the Trustee shall not tender such shares.

                   The Trustee shall hold a Participant's or Beneficiary's instructions in confidence and will not divulge or release specific information regarding a Participant's or Beneficiary's instructions to any person, including officers or Employees of the Company, except to the extent necessary to comply with federal and state laws not preempted by ERISA.

         16.11     Confidentiality Procedures

                   The Administrator shall establish Plan "Confidentiality Procedures" that satisfy the requirements of Department of Labor regulation 2550.404c-1(d)(2)(ii)(E)(4)(vii). The Administrator is responsible for ensuring that (i) the Confidentiality Procedures are sufficient to safeguard the confidentiality of information relating to the purchase, holding and sale of Company Stock by Participants and Beneficiaries, and the exercise of voting, tender and similar rights with respect to Company Stock by Participants and Beneficiaries; (ii) the Confidentiality Procedures are being followed; and (iii) an independent fiduciary is appointed to carry out activities related to any situations which the

                   Administrator determines involve a potential for undue employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

         16.12     Registration and Disclosure for Company Stock

                   The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

17       TRUST ADMINISTRATION
         --------------------

         17.1      Trustee to Construe Trust

                   The Trustee shall have the discretionary authority to construe those provisions of the Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in the Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

         17.2      Trustee To Act As Owner of Trust Assets

                   Subject to the specific conditions and limitations set forth in the Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

                   (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

                   (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as shall permit title thereto to pass by delivery;

                   (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

                   (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

         17.3      United States Indicia of Ownership

                   The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized under ERISA section 404(b).

         17.4      Tax Withholding and Payment

                   (a) Withholding. The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

                   (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Investment Fund or its income, including related interest and penalties.

         17.5      Trust Accounting

                   (a) Annual Report. Within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information sufficient to permit the Administrator to meet ERISA's annual reporting and audit requirements.

                   (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

                   (c) Administrator Approval. Approval of any Trustee accounting shall automatically occur 180 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

         17.6      Valuation of Certain Assets

                   If the Trustee determines the Trust holds any asset which is not readily tradable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

         17.7      Legal Counsel

                   The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under the Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

         17.8      Fees and Expenses

                   The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses incurred by the Trustee in the administration of the Trust shall be paid in accordance with Section 6.

         17.9      Trustee Duties and Limitations

                   The Trustee's duties, unless otherwise agreed to by the Trustee, shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries, and those duties as described in this Section 17.

                   The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

18       RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION
         -------------------------------------------------

         18.1      Plan Does Not Affect Employment Rights

                   Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, the Plan is entirely voluntary on the part of the Employer and the continuance of the Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of the Employer. The Employer does not guarantee or promise to pay or to cause to be paid any of the benefits provided by the Plan. Each person who shall claim the right to any payment or benefit under the Plan shall be entitled to look only to the Trust for any such payment or benefit and shall not have any right, claim, or demand therefore against the Employer, except as provided by law.

                   The Plan does not provide any employment rights to any Employee and shall not be deemed to constitute a contract between the Employer and any Employee or to be a consideration for, or an inducement for, the employment of any Employee by the Employer. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

         18.2      Compliance With USERRA

                   Notwithstanding any provision of the Plan to the contrary, with regard to an Employee who after serving in the uniformed services is reemployed on or after December 12, 1994, within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in Code section 414(u)(5)) in accordance with Code section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

         18.3      Limited Return of Contributions

                   Except as provided in this Section 18.3, (i) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants and Beneficiaries and defraying reasonable expenses of administering the Plan; and (ii) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution or portion thereof made by the Employer (or the current value of such if a net loss has occurred) may revert to the Employer if:

                   (a) such Contribution or portion thereof is made by reason of a mistake of fact;

                   (b) a determination with respect to the initial qualification of the Plan under Code section 401(a) is not received and a request for such determination is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such initial qualification); or

                   (c) such Contribution or portion thereof is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

                   The reversion to the Employer must be made (if at all) within one year of the mistaken payment, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

         18.4      Assignment and Alienation

                   As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

                   (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO; or

                   (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975.

         18.5      Facility of Payment

                   If a Plan benefit is due to be paid to a Participant who is a minor or adjudged to be legally incapable of giving valid receipt and discharge of any payment due him or her, the Administrator shall have payment of the benefit, or any part thereof, made, first, to the guardian, committee or other legal representative, wherever appointed, of such Participant, and, if none, the payee shall be, in the order set forth below, the:

                   (a)      Participant's spouse;

                   (b)      Participant's parents;

                   (c)      the individual with whom the Participant resides;

                   (d) any individual having the care and control of the Participant; or

                   (e)      the Participant.

                   Such payment shall, to the extent thereof, be deemed a complete discharge of any liability for such payment under the Plan.

         18.6      Reallocation of Lost Participant's Accounts

                   If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount to reduce future Contributions to be made by an Employer as soon as administratively feasible. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer.

         18.7      Suspension of Certain Plan Provisions During Conversion
                   Period

                   Notwithstanding any provision of the Plan to the contrary, during any Conversion Period, in accordance with procedures established by the Administrator and the Trustee, the Administrator may temporarily suspend, in whole or in part, certain provisions under the Plan, which may include, but are not limited to, a Participant's right to change his or her Contribution election, a Participant's right to change his or her investment election and a Participant's right to borrow or withdraw from his or her Account or obtain a distribution from his or her Account.

         18.8      Suspension of Certain Plan Provisions During Other Periods

                   Notwithstanding any provision of the Plan to the contrary, in accordance with procedures established by the Administrator and the Trustee, the Administrator may temporarily suspend a Participant's right to borrow or withdraw from his or her Account or obtain a distribution from his or her Account, if the Administrator receives a domestic relations order and the Participant's Account is a source of the payment for such domestic relations order. Such suspension may continue for a reasonable period of time (as determined by the Administrator) which may include the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether the domestic relations order qualifies as a QDRO.

         18.9      Claims Procedure

                   (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in the Plan, shall either approve or deny the claim.

                   (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering
                            (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

                   (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

                   (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                                                                   Days to Respond
                            Action                                                                 From Last Action
                            ------                                                                 ----------------
                            Administrator determines benefit                                                     NA
                            Interested party files initial request                                          60 days
                            Administrator's initial decision                                                90 days
                            Interested party requests final review                                          60 days
                            Administrator's final decision                                                  60 days


                            However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

         18.10     Construction

                   Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Alternate Payee and/or Beneficiary when appropriate and even if not otherwise already expressly stated.

         18.11     Jurisdiction and Severability

                   The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California with respect to issues affecting the Trustee's responsibilities and by the laws of the State of Connecticut with respect to all other matters. If any provision of the Plan and Trust is or becomes invalid or otherwise unenforceable, that fact shall not affect the validity or enforceability of any other provision of the Plan and Trust. All provisions of the Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

         18.12     Indemnification by Employer

                   The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (i) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (ii) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee, or breaches by the Trustee of its fiduciary duties or violations under ERISA. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

19       AMENDMENT, MERGER, DIVESTITURES AND TERMINATION
         -----------------------------------------------

         19.1      Amendment

                   The Company reserves the right to amend the Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of the Plan and Trust under Code sections 401(a) and 501(a). Notwithstanding the foregoing, if the Committee is acting as the Administrator in accordance with Section 15.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

                   (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 19.5;

                   (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

                   (c) decrease the rights of any Participant to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

                   (d) permit a Participant to be paid any portion of his or her Account subject to the distribution rules of Code section 401(k) unless the payment would otherwise be permitted under Code section 401(k).

         19.2      Merger

                   The Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

         19.3      Divestitures

                   Subject to Code section 401(k)(10), in the event of a sale by an Employer which is a corporation of: (i) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (ii) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

                   Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer in a transaction subject to Code section 414(l)(1) of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

         19.4      Plan Termination and Complete Discontinuance of Contributions

                   The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in
                   Section 19.5, or completely discontinue contributions.

                   In the event of the Plan's termination, if no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended, provided that a post-termination amendment shall not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

         19.5      Amendment and Termination Procedures

                   The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of the Plan and Trust:

                   (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

                   (b) The Committee, if acting as Administrator in accordance with Section 15.6, may adopt any amendment within the scope of its authority provided under Section 19.1 and in the manner specified in
                            Section 15.7(a).

                   (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

                   (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of the Plan and Trust under Code sections 401(a) and 501(a).

                   (e) No Change shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

         19.6      Termination of Employer's Participation

                   Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may continue to maintain the Accounts under the Plan.

         19.7      Replacement of the Trustee

                   The Trustee may resign as Trustee under the Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under the Plan and Trust. If no successor trustee has been named by the end of the notice period, the Committee shall become the trustee, or if the Committee declines, the Trustee may petition the court for the appointment of a successor trustee.

         19.8      Final Settlement and Accounting of Trustee

                   (a) Final Settlement. As soon as administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

                   (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

                   (c) Administrator Approval. Approval of the final accounting shall automatically occur 180 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

                         APPENDIX A - INVESTMENT FUNDS


I.       Investment Funds Available

         The Investment Funds offered under the Plan as of the Effective Date include this set of daily valued funds, except that the Founders Growth Fund, the Templeton Foreign Fund and the Strong Shafer Value Fund shall not be offered under the Plan until January 1, 1998 and the Company Stock Fund shall not be offered under the Plan until January 1, 1998 or, if later, as soon as practical after the Administrator has complied with the filing requirements of the Securities Act of 1933:


                            Category                 Funds
                            --------                 -----
                            Money Market             Money Market
                            ------------

                            Income                   U.S. Treasury Allocation
                            ------

                            Balanced                 Asset Allocation
                            --------

                            Equity                   Company Stock
                            ------                   Founders Growth
                                                     Growth Stock
                                                     International Equity
                                                     S&P 500 Stock
                                                     Strong Shafer Value
                                                     Templeton Foreign

II.      Default Investment Fund

         The default Investment Fund as of the Effective Date is the Money Market Fund.


III.     Maximum Percentage Restrictions Applicable to Certain Investment Funds

         As of the Effective Date, there are no maximum percentage restrictions applicable to any Investment Funds.

                APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES


As of the Effective Date, payment of Plan fees and expenses shall be as follows:

I. Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants, except that the Employer shall pay the fees related to the Company Stock Fund.

II. Recordkeeping Fees: These are paid by the Employer on a quarterly basis, except that with regard to a Participant who is no longer an Employee or a Beneficiary, these are paid by the Participant and are assessed monthly and billed/collected from Accounts quarterly.

III. Loan Fees: A $3.50 per month fee is assessed and billed/collected quarterly from the Account of each Participant who has an outstanding loan balance for loans entered into on or after April 1, 1991. For loans entered into prior to April 1, 1991, these are paid by the Employer on a quarterly basis.

IV. Periodic Installment Payment Fees: A $3.00 per check fee shall be assessed and billed/collected quarterly from the Account of each Participant for whom a check is issued.

V. Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees shall be assessed monthly and billed/collected from Accounts quarterly.

                        APPENDIX C - LOAN INTEREST RATE


As of the Effective Date, the interest rate charged on Participant loans shall be equal to the prime rate published in The Wall Street Journal at the time the loan is processed, plus 1%. If multiple prime rates are published in The Wall Street Journal, the prime rate selected shall be the rate closest to the last prime rate used for this purpose.